INCORPORATED UNDER THE LAWS OF THE

STATE OF MARYLAND

CUSIP: 23325P 3#9

Number *0*

Shares *0*

DNP SELECT INCOME FUND INC. (the "Corporation")

Authorized Capital: 300,000,000 shares of common stock, $.001 par value per share, and 100,000,000 shares of preferred stock, $.001 par value per share, consisting of 5,000 shares of Remarketed Preferred Stock, 20,000 shares of Auction Preferred Stock and Floating Rate Mandatory Redeemable Preferred Shares

This Certifies that SPECIMEN *is the registered holder of*

Zero *0* *fully paid and non-assessable Shares of* Floating Rate Mandatory Redeemable Preferred Shares, Series B, $.001 par value per share, *transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

SEE REVERSE SIDE

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ *day of* February *A.D.* 2014.

T. Brooks Beittel, *Secretary*

Nathan I. Partain, *President*

(SEAL)

For Value Received, _______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

_______ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint* _______ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated _______

In presence of _______

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Certificate

0

FOR

0

SHARES

of

DNP Select Income Fund Inc.

Floating Rate Mandatory Redeemable Preferred Shares, Series B, $.001 par value per share

ISSUED TO

SPECIMEN

DATED

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY TO (1) PERSONS THAT IT REASONABLY BELIEVES ARE "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF SUCH TERM AS SET FORTH IN RULE 144(a)(1) UNDER THE SECURITIES ACT OR (2) OTHER PERSONS WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, IN EACH CASE, IN AN OFFER AND SALE MADE PURSUANT TO RULE 144A OR ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN A MANNER NOT INVOLVING ANY PUBLIC OFFERING WITHIN THE MEANING OF SECTION 4(a)(2) OF THE SECURITIES ACT, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED FEBRUARY __, 2014 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS AUTHORIZED TO BE ISSUED, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF ANY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THEREOF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.